                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   November 25, 1997.



                       UNIVERSAL HOSPITAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                     0-20086              41-0760940
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      File Number        identification No.)

1250 Northland Plaza, 3800 West 80th Street, Bloomington, MN  55431-4442
          (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:   (612) 893-3200


                               Not Applicable
       (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS.


          Universal Hospital Services, Inc. ("Universal") entered into a definitive agreement for J.W. Childs Equity Partners, L.P. ("Childs") to acquire Universal for $15.50 per share of Common Stock, $.01 par value, of Universal. Including the assumption of debt and payment of transaction-related expenses, the total purchase price is approximately $133 million. Certain members of UHS management, led by David E. Dovenberg, the Chief Financial Officer of UHS, are participating in the transaction and will retain an equity interest in UHS. The transaction is structured as a cash merger and is intended to be treated as a recapitalization for accounting purposes. The Board of Directors of UHS has unanimously approved the merger agreement. The merger, which requires UHS shareholder approval and Hart-Scott-Rodino clearance and is subject to funding of committed financing, is expected to close in February 1998. Piper Jaffray Inc. represents UHS in this transaction. Childs has received financing commitments for the transaction from Bankers Trust Company, which commitments are subject to customary conditions.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

     2    Agreement and Plan of Merger dated as
            November 25, 1997 by and among
            UHS Acquisition Corp., J. W. Childs Equity
            Partners, L.P. and Universal Hospital
            Services, Inc.


     99   Press release dated November 26, 1997.

SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date:       November 26, 1997


                              UNIVERSAL HOSPITAL SERVICES, INC.



                              By          /s/ David E. Dovenberg
                                 -------------------------------------------
                                          David E. Dovenberg
                                          Vice President, Finance and Chief
                                          Financial Officer

                                 EXHIBIT INDEX
                                 -------------



                                                       PAGE NO. IN SEQUENTIALLY
EXHIBIT   DESCRIPTION OF EXHIBIT                              NUMBERED COPY
-------   ----------------------                    ----------------------------



  2       Agreement and Plan of Merger dated as
            November 25, 1997 by and among
            UHS Acquisition Corp., J. W. Childs Equity
            Partners, L.P. and Universal Hospital
            Services, Inc.


  99      Press release dated November 26, 1997.